Exhibit 23.1
Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Flushing Financial Corporation on Form S-8 No. 33-98202 and Form S-8 No. 333-3878, of our report dated January 26, 1999, on our audits of the consolidated financial statements and financial statement schedules of Flushing Financial Corporation and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is incorporated by reference in the Annual Report on Form 10-K of Flushing Financial Corporation.


/s/ Pricewaterhouse Coopers LLP
    ---------------------------

New York, New York
March 23, 1999